UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 21, 2007
(November 19, 2007)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On November 19, 2007, Sycamore Networks, Inc. (the “Registrant”) received a “Wells Notice” from the Securities and Exchange Commission (the “SEC”) in connection with the previously disclosed ongoing SEC investigation into the Registrant’s historical stock option granting practices and related accounting.  The Wells Notice provides notification that the staff of the SEC (the “Staff”) has made a preliminary determination to recommend that the Commission bring a civil action against the Registrant for possible violations of the securities laws.  Under the process established by the SEC, recipients have the opportunity to respond in writing (a “Wells Submission”) to a Wells Notice before the Staff makes any formal recommendation to the Commission regarding what action, if any, should be brought by the SEC.  In connection with the contemplated recommendation, the Staff may seek remedies, including, among other things, a permanent injunction and a civil penalty.  The Registrant intends to provide a Wells Submission to the SEC.  There can be no assurance that the SEC will not bring civil enforcement action against the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Alan R. Cormier
Alan R. Cormier
General Counsel and Secretary
(Duly Authorized Officer)

Dated: November 21, 2007